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Exhibit 99.1

             China Direct Subsidiary to Pursue New Joint Venture in
                      Alternative Energy Industry in China

BOCA RATON, FL - April 24, 2007 - (PR Newswire) - China Direct, Inc. (OTCBB:
CHND), a company maintaining active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities, today announced that its wholly-owned subsidiary, Jinan Alternative Energy Group ("Jinan"), has formed a joint venture with Guangdong Qingyuan Changxin Waste Material Renewable Processing Company, Limited ("GQC").

Jinan will have a 51% ownership interest in this new joint venture, to be named Qingxin Evergreen Renewable Resources Company, Limited, and GQC will own the remaining 49%. Both companies will contribute various assets including equipment, working capital and facilities in an effort to launch this new opportunity by August of 2007. It is the goal of the two companies to have a capacity to generate approximately 50,000 tons of fuel oil with a retail value of approximately $30 million on an annual basis. The facilities are to be located in Qingyuan City, Guangdong Province.

Jinan`s patented "green energy" technology converts waste rubber and plastic into fuel oil by means of catalytic reaction under normal pressure. Through this patented process, the waste rubber and plastic is decomposed and reversed into its original carbon and hydrogen components. After refining and rectifying, these components are converted into fuel oil.

Marc Siegel, President of China Direct, Inc., commented, "We are very pleased to forge ahead with yet another new and exciting business opportunity for our company and its shareholders. We feel confident this new joint venture will provide a significant contribution to our overall revenues in the years to come. The alternative energy industry is experiencing rapid growth worldwide as countries seek to lessen their dependence on fossil fuels. For this reason, China Direct believes we can successfully exploit our joint venture's technical and economic advantages in the global marketplace. We believe Jinan's proprietary process creates significant competitive advantages that will make this joint venture very successful for our company."


About China Direct, Inc.

China Direct, Inc. (OTCBB: CHND) maintains active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities. Our mission is to create a platform to empower medium sized Chinese entities to effectively compete in the global economy. As your direct link to China, our Company serves as a vehicle to allow investors to directly participate in the rapid growth of Chinese economy in a diversified and balanced way. China Direct acquires a controlling interest in Chinese entities, providing support to develop and nurture these entities as they seek to emerge into global enterprises. Our platform will allow small to medium sized Chinese entities to successfully expand their business globally. For more information about China Direct, please visit http://www.cdii.net.

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Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Investors

HC International, Inc.
Alan Sheinwald,
Tel: (914) 669-0222
Alan.Sheinwald@HCinternational.net

For the Company

China Direct, Inc.
Richard Galterio
Executive Vice President
Phone: 1-877-China-57
Email: Richard@cdii.net